AMENDMENT TO THE
PROFESSIONALLY MANAGED PORTFOLIOS
TRANSFER AGENT SERVICING AGREEMENT

THIS AMENDMENT dated as of 24th day of May, 2016, to the Transfer Agent Servicing Agreement, dated as of June 22, 2006, as amended, (the "Agreement"), is entered into by and between Professionally Managed Portfolios, a Massachusetts business trust (the "Trust"), on behalf of its separate series, the Muzinich Funds listed on Exhibit Z attached hereto (as amended from time to time) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into an Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add the Muzinich Low Duration Fund; and

WHEREAS, Section 12 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit Z of the Agreement is hereby superseded and replaced with Amended Exhibit Z attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROFESSIONALLY MANAGED PORTFOLIOS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Elaine E. Richards	By: /s/ Michael R. McVoy
Name: Elaine E. Richards	Name: Michael R. McVoy
Title: President	Title: Executive Vice President

Muzinich	1

Amended Exhibit Z (continued) to the Professionally Managed Portfolios Transfer Agent
Servicing Agreement
Name of Series	Date Added
Muzinich U.S. High Yield Corporate Bund Fund
Muzinich Credit Opportunities Fund
Muzinich High Income Floating Rate Fund
Muzinich Low Duration Fund	on or after May 24, 2016

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at May, 2012

Annual Service Charges to the Fund for year one* (as amended 4/24/12)

▪ Base Fee Per CUSIP (First [ ] months)	$[ ]/year
▪ Base Fee Per CUSIP (Second [ ] months)	$[ ]/year
▪ Additional cusips (First [ ] months)	$[ ]/year
▪ Additional cusips (Second [ ] months)	$[ ]/year
▪ NSCC Level 3 Accounts	$[ ]/open account
▪ No-Load Fund Accounts	$[ ]/open account
▪ Load Fund Accounts	$[ ]/open account

All funds will be subject to the standard Annual Service Charges as outlined below after 1 year of operations.
Annual Service Charges to the Fund*

▪ Base Fee Per CUSIP	$[ ]/year
▪ Additional cusips	$[ ]/year
▪ NSCC Level 3 Accounts	$[ ]/open account
▪ No-Load Fund Accounts	$[ ]/open account
▪ Load Fund Accounts	$[ ]/open account
▪ Closed Accounts	$[ ]/open account

Services Included in Annual Base Fee Per CUSIP
▪ DST NSCC Charge
▪ MFx Report Source

Activity Charges
▪ Manual Shareholder Transaction & Correspondence	$[ ]/event
▪ Omnibus Account Transaction	$[ ]/transaction
▪ Telephone Calls	$[ ]/minute
▪ Voice Response Calls	$[ ]/call
▪ Daily Valuation/Manual 401k Trade	$[ ]/trade

CUSIP Setup Charge
▪ $[ ]/ CUSIP

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.

Muzinich	2

Amended Exhibit Z (continued) to the Professionally Managed Portfolios Transfer Agent
Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE
SCHEDULE at May, 2012

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access (MFx Portal), client dedicated line data access, programming charges, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, 12b-1 aging, investor e-mail services, dealer reclaim services, shareholder performance statements, Same Day Cash Flow System, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Jumbo pricing, expedited CUSIP setup, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are billed monthly.

Advisor's Signature not required as fees are not changing. Only the Muzinich Low Duration Fund is being added.

Muzinich	3

Amended Exhibit Z (continued) to the Professionally Managed Portfolios Transfer Agent
Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES – Fee Schedule at March, 2012
FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪ FAN Web Premium (Fund Groups over [ ] open accounts)
− Implementation - $[ ] /fund group – includes up to [ ] hours of technical/BSA support
− Annual Base Fee - $[ ] /year
▪ FAN Web Select (Fund Groups under [ ] open accounts)
− Implementation - $[ ] /fund group – includes up to [ ] hours of technical/BSA support
− Annual Base Fee - $[ ] /year
▪ FAN Web Direct (API) – Quoted Separately
▪ Customization - $[ ]/hour
▪ Activity (Session) Fees:
− Inquiry - $[ ] /event
− Account Maintenance - $[ ]/event
− Transaction – financial transactions, reorder statements, etc. - $[ ] /event
− New Account Set-up - $[ ] /event (Not available with FAN Web Select)
▪ Strong Authentication:
− $[ ]/month per active FAN Web ID (Any ID that has had activity within the [ ]-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪ Base Fee Per Management Company – file generation and delivery - $[ ] /year
▪ Per Record Charge
− Rep/Branch/ID - $[ ]
− Dealer - $[ ]
▪ Price Files - $[ ] /record or $[ ]/user per month, whichever is less
Vision Mutual Fund Gateway
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪ Inquiry Only
− Inquiry - $[ ] /event
− Per broker ID - $[ ] /month per ID
▪ Transaction Processing
− Implementation - $[ ]/management company
− Transaction – purchase, redeem, exchange, literature order - $[ ] /event
− New Account Setup – $[ ] /event
Monthly Minimum Charge - $[ ]/month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees
−	Develop eBusiness Solutions Software - $[ ] /fund group
−	Code Print Software - $[ ] /fund group
▪	Load charges
−	$[ ] /image
▪	Archive charge (for any image stored beyond [ ] years)
−	$[ ] /document
*Normal Vision ID and activity charges also apply.

Muzinich	4

Amended Exhibit Z (continued) to the Professionally Managed Portfolios Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at March, 2012

Client Web Data Access
USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
▪ Setup: MFx Portal - $[ ]
▪ Service - $[ ]/user per month
▪ Access to the following systems included:
− BDS – Statement Storage and Retrieval
− ReportSource – Mainframe T/A Report Library
− T/A Imaging – Thin Client AWD
− FundSource – Comprehensive Fund Information
− 3270 – T/A Mainframe Access
▪ Custom Electronic File Exchange (DDS of delivery of TIP files) - $[ ] one time setup fee
- $[ ] /file per month maintenance fee

Client Dedicated Line Data Access
For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:
▪ $[ ] /year per workstation for TA2000 AWD access
▪ Plus data communications setup and monthly charges based upon location and bandwidth
▪ Plus training billed at hourly rates plus out-of-pocket expenses

Programming Charges
▪ $[ ] /hour
▪ Charges incurred for customized services based upon fund family requirements including but not limited to:
- Fund setup programming (transfer agent system, statements, options, etc.) – estimate [ ] hours per CUSIP
- Select reports – shareholder system queries for customized reporting, mailings, etc.
- File transmissions of client requested shareholder data file extracts
- Conversion programming
- Customized service development
- Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at [  ] hours per fund family
- All other client specific customization and/or development services

Transfer Agent Training Services
▪ On-site at USBFS - $[ ] /day
▪ At client location - $[ ] /day plus travel and out-of-pocket expenses

Muzinich	5

Amended Exhibit Z (continued) to the Professionally Managed Portfolios Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - FEE SCHEDULE at March, 2012

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades.  Service can be applied to some or all funds within a fund family. Fees will be applied if the fund(s) have a redemption fee.
▪	[ ] days or less: $[ ]/open account
▪	[ ]-[ ] days: $[ ]/open account
▪	[ ]-[ ] days: $[ ] /open account
▪	[ ] days – [ ] year: $[ ] /open account
▪	[ ] year – [ ] years: $[ ] /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.
o	$[ ] /direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
o	$[ ] setup /fund group of [ ]-[ ] funds, $[ ] setup /fund group of over [ ] funds
o	$[ ] /account per year

12b-1 Distribution Fee Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $[ ] per open account per year.

E-Mail Services – Services to capture, queue, monitor, service and archive shareholder e-mail correspondence:
▪	$[ ] setup /fund group
▪	$[ ] /month administration
▪	$[ ] /received e-mail correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$[ ] /fund group per month

Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements.  Actual costs will depend upon specific client requirements.
▪	Setup - $[ ] /fund group
▪	Annual Fee - $[ ] /open and closed account

Same Day Cash Flow
▪	Implementation (one time charge) & Recurring Charges (monthly)
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
-	[ ] Users – $[ ]
▪	Training
-	Webex - $[ ] /user
-	On Site - $[ ] /day
▪	Real Time Data Feeds
-	Implementation (per feed) - $[ ] /hour ([ ] hour estimate)
-	Recurring (per feed) - $[ ] /month

Muzinich	6

Amended Exhibit Z (continued) to the Professionally Managed Portfolios Transfer Agent Servicing Agreement
TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - FEE SCHEDULE at March, 2012
FAF Money Market Fund Service Organizations
▪ $[ ]/money market share class per year
▪ Out-of-pocket expenses (see Transfer Agent Fee Schedule)

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪ $[ ] /qualified plan account or Coverdell ESA account (Cap at $[ ] /SSN)
▪ $[ ] /transfer to successor trustee
▪ $[ ] /participant distribution (Excluding SWPs)
▪ $[ ] /refund of excess contribution
▪ $[ ] /reconversion/recharacterization

Additional Shareholder Paid Fees
▪ $[ ] /outgoing wire transfer or overnight delivery
▪ $[ ] /telephone exchange
▪ $[ ] /return check or ACH or stop payment
▪ $[ ] /research request per account (Cap at $[ ] /request) (This fee applies to requests for statements older than the prior year)

Literature Fulfillment Services*
▪ Account Management
− $[ ] /month (account management, lead reporting and database administration)
▪ Out-of-Pocket Expenses
− Kit and order processing expenses, postage, and printing
▪ Inbound Teleservicing Only
− Account Management - $[ ]/month
− Call Servicing - $[ ] /minute
▪ Lead Conversion Reporting (Closed Loop)
− Account Management - $[ ] /month
− Database Installation, Setup - $[ ] /fund group
− Specialized Programming - (Separate Quote)*

*Fees exclude postage and printing charges.

Physical Certificate Processing – Services to support the setup and processing of physical certificated shares for a fund family:
▪ $[ ] setup/fund group
▪ $[ ] /certificate transaction

Jumbo Pricing (JUMBO) – allows grouping of accounts for the purpose of calculating the advanced commission paid to a dealer.
▪ $[ ] /account group per year

Expedited CUSIP Setup - $[ ] /CUSIP (Less than [ ] days)

Muzinich	7